EXHIBIT 99.1

Znergy Announces Promotion of Dave Baker
to Chief Executive Officer

TAMPA, FL (AccessWire) May 19, 2017 -- Znergy, Inc. (OTCPK: ZNRG) (the “Company”) announces the promotion of Dave Baker to the position of Chief Executive Officer.  Mr. Baker also joins our board of directors.

Mr. Baker has an extensive background in sales, marketing, business organization and in new business development.  He has developed and refined unique sales and operational approaches to the LED retrofit market that lead to high volume sales and extremely accurate light audits.  In addition, Dave has motivated and grown a team of excellent operational personnel and has implemented superior training programs for both sales and installation personnel.

C. J. Floyd, our CFO and former CEO commented, “In a short period of time, we have seen Dave bring in tremendous business opportunities and lead the Company to greater heights.  His dedication and commitment to excellence in all areas of the business will drive our plan to success.”

Dave Baker said “I am excited to lead Znergy and its outstanding team members.  We have spent the time and effort developing excellent proprietary tools and methodologies which are unparalleled in this industry.  I look forward to executing our business plan and conquering the LED and energy efficiency markets.”

About Znergy, Inc.
Znergy, Inc. (OTC Pink: ZNRG) is provider of energy efficient lighting products, lighting controls and energy management solutions. Management is executing a growth strategy through developing large regional and national accounts, rolling out sales and installation teams across the United States, and through mergers and acquisitions, licensing and strategic partnerships with innovative technology companies.  Our solutions enable customers to reduce energy consumption, lower maintenance costs and realize environmental benefits.  Znergy is headquartered in Tampa, Florida. For more information, see our web sites at www.znergyworld.com.

Forward Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements other than statements of historical facts included in this press release are forward-looking statements. These statements relate to future events or to the Company's future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Investors should not place any undue reliance on forward-looking statements since they involve known and unknown, uncertainties and other factors which are, in some cases, beyond the Company's control which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects the Company's current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to operations, results of operations, growth strategy and liquidity. Such risks, uncertainties and other factors, which could impact the Company and the forward-looking statements contained herein are included in the Company's filings with the Securities and Exchange Commission. The Company assumes no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

Investor Relations Contact:
Znergy, Inc.
C. J. Floyd
(800) 931-5662
cj.floyd@znergyworld.com

Source: Znergy, Inc.